UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTURYLINK, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2014
Meeting Information
CENTURYLINK, INC.	Meeting Type: Annual Meeting
For holders as of: April 10, 2014
Date: May 28, 2014 Time: 10:00 AM CDT
Location: Corporate Conference Room
CenturyLink Headquarters 100 CenturyLink Drive Monroe, LA 71203

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Annual Report 3. Q & A Letter
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 14, 2014 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.	Internal Use Only

Voting items

The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors
Nominees
01	Virginia Boulet 02 Peter C. Brown 03 Richard A. Gephardt 04 W. Bruce Hanks 05 Gregory J. McCray
06	C. G. Melville, Jr. 07 Fred R. Nichols 08 William A. Owens 09 Harvey P. Perry 10 Glen F. Post, III
11	Michael J. Roberts 12 Laurie A. Siegel 13 Joseph R. Zimmel
The Board of Directors recommends you vote FOR the following proposal(s):
2	Ratify the appointment of KPMG LLP as our independent auditor for 2014.
3	Ratify a proxy access bylaw amendment.
4	Advisory vote regarding our executive compensation.
The Board of Directors recommends you vote AGAINST the following proposal(s):
5	Shareholder proposal regarding equity retention.

NOTE: In their discretion, to vote upon such other business as may properly come before the meeting.

  If you plan to attend the meeting and would like directions, please visit our website, http://ir.centurylink.com.

Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only
THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE	Job # Envelope # Sequence # # of # Sequence #

WHAT YOU SHOULD KNOW ABOUT

DELIVERY OF OUR 2014 PROXY MATERIALS

This year, like last year, we are providing our record shareholders with access to our proxy materials via the Internet. Accordingly, on or about April 16, 2014, we began mailing the accompanying Notice Regarding the Availability of Proxy Materials to all shareholders of record as of April 10, 2014, and posted our proxy materials on the website described in the Notice. The following information addresses certain questions you may have regarding this process.

Why didn’t I receive a copy of the proxy statement,

annual report and proxy card in the mail?

The Securities and Exchange Commission allows us to send you a short notice that proxy materials are available electronically instead of a full package of printed materials. You can request that we send paper copies of the proxy materials, as described further below. We continue to mail paper copies of our proxy materials to a small number of our shareholders.

How do these rules work?

The rules permit us to send (or request that brokers send) a short notice instead of the traditional large proxy package. This conserves paper and reduces our printing and mailing costs. As explained further in the accompanying Notice, you have the option of (1) accessing the proxy materials online or (2) requesting that paper copies of those materials be sent to you.

Can I get paper proxy packages now and in the future?

Yes. If you are a shareholder of record, you may contact us as directed on the accompanying Notice and request that we mail you paper proxy packages. This selection will apply to all future proxy mailings by us, until you notify us that you no longer wish to receive paper copies.

If you hold shares of our common stock in street name through a broker, you may contact your broker to request paper proxy packages.